UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

SUPPORT.COM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Stephen E. Gillette, Esq. Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 (650) 739-3997	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Support.com, Inc., a Delaware corporation (“Support.com” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the “2016 Annual Meeting”). On April 22, 2016, Support.com filed with the SEC its preliminary proxy statement and accompanying preliminary WHITE proxy card in connection with its solicitation of proxies to be used at the 2016 Annual Meeting.

Excerpts from Support.com’s Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2016

Attached hereto as Exhibit 1 are excerpts from Support.com’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (the “Form 10-Q”) that was filed with the SEC on May 2, 2016. These excerpts from the Form 10-Q are being filed herewith because they reference the solicitation of proxies from Support.com’s stockholders that VIEX Opportunities Fund, LP — Series One, VIEX GP, LLC, VIEX Capital Advisors, LLC, BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc., Eric Singer, Bradley L. Radoff, Joshua E. Schechter, Richard Bloom and Brian J. Kelley have publicly disclosed they intend to conduct in an effort to have their five proposed director candidates elected to Support.com’s board of directors (the “Board”) at the 2016 Annual Meeting and, thereby, replace five out of the current six members of the Board.

Important Additional Information And Where To Find It

Support.com, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Support.com’s stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. On April 22, 2016, Support.com filed a preliminary proxy statement and accompanying preliminary WHITE proxy card with the SEC in connection with the solicitation of proxies from Support.com stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such preliminary Proxy Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPPORT.COM WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Support.com with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Support.com’s corporate website at www.Support.com or by contacting Support.com’s proxy solicitation firm, Mackenzie Partners, Inc., by mail at 105 Madison Avenue, New York, New York 10016, by phone at (212) 929-5500 (Call Collect) or Toll-Free (800) 322-2885, or by email at proxy@mackenziepartners.com.

EXHIBIT 1

Excerpts from Quarterly Report on Form 10-Q of Support.com, Inc. for the Three Months Ended March 31, 2016 Commenting on the Contested Solicitation at the 2016 Annual Meeting by VIEX Opportunities Fund, LP — Series One, VIEX GP, LLC, VIEX Capital Advisors, LLC, BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc., Eric Singer, Bradley L. Radoff, Joshua E. Schechter, Richard Bloom and Brian J. Kelley

Risk Factor Related to Proxy Contest

Actions of activist stockholders against us could be disruptive and costly and the possibility that activist stockholders may wage proxy contests or gain representation on or control of our Board could cause uncertainty about the strategic direction of our business.

Stockholders may from time to time engage in proxy solicitations, advance stockholder proposals or board nominations or otherwise attempt to effect changes, assert influence or acquire some level of control over us.  On March 25, 2016, VIEX Opportunities Fund, LP — Series One, an affiliate of VIEX Capital Advisors, LLC, a Delaware limited liability company (“VIEX”), which owns together with BLR Partners LP, a Texas limited partnership, Bradley L. Radoff, Joshua E. Schechter and Richard A. Bloom (collectively, the “VIEX 13D Group”), approximately 14.9% of the Company’s Common Stock, notified the Company that it intends to nominate five (5) candidates for election to our Board at our 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) which, if elected, would represent more than a majority of the members of our Board. While our Board and management team strive to maintain constructive, ongoing communications with all of the Company’s stockholders, including the VIEX 13D Group and other activist stockholders, and welcomes their views and opinions with the goal of enhancing value for all stockholders and the depth and breadth of our Board, activist campaigns that contest, or conflict with, our strategic direction or seek changes in the composition of our Board could have an adverse effect on us because:

•	Responding to proxy contests and other actions by activist stockholders can disrupt our operations, be costly and time-consuming, and divert the attention of our Board and senior management from the pursuit of business strategies, which could adversely affect our results of operations and financial condition;

•	Perceived uncertainties as to our future direction as a result of changes to the composition of our Board may lead to the perception of a change in the direction of the business, instability or lack of continuity which may be exploited by our competitors, cause concern to our current or potential clients, may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners;

•	These types of actions could cause significant fluctuations in our stock price based on temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of our business; and

•	If individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create additional value for our stockholders.